Exhibit 99.1
FOR IMMEDIATE RELEASE

For more information, contact:

Nicki Andalon	Vanessa Lehr/Annie Leschin
Vice-President & CFO	Investor Relations
Qualstar Corporation	StreetSmart Investor Relations
(805) 583-7744	(415) 775-1788
nicki.andalon@qualstar.com

QUALSTAR REPORTS FISCAL 2013 FIRST QUARTER RESULTS

SIMI VALLEY, Calif., November 7, 2012 — Qualstar® Corporation (Nasdaq: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, today reported financial results for its first fiscal quarter ended September 30, 2012.

Fiscal 2013 First Quarter Financial Results
Revenues for the first quarter of fiscal 2013 were $3.5 million, compared to $4.6 million for the same quarter of fiscal 2012, a decrease of $1.2 million or 25.3 percent. Loss from operations was $1.9 million compared to income from operations of $13,000 in the first quarter of fiscal 2012. GAAP net loss was $1.9 million or $0.16 per basic and diluted share. Excluding charges of $325,000 in inventory reserves, $94,000 in legal settlement fees and $882,000 in facility restructuring expenses, non-GAAP net loss was $645,000 or $0.05 per share. This compares to GAAP net income of $57,000, or $0.00 per basic and diluted share for the first quarter of fiscal 2012.

Storage revenues were $1.9 million for the first quarter compared to $2.4 million in the first quarter of fiscal 2012, a decrease of $500,000, or 21.1 percent. This year-over-year decrease in revenues was a result of legacy products that were discontinued in the fourth quarter of fiscal 2012, as well as lower sales of XLS tape libraries, media and service. This decline was partially offset by strong sales of our RLS library products, which increased 15.5 percent from the same quarter last year. N2Power revenues were $1.5 million for the quarter, compared to $2.2 million in the prior year quarter, a decrease of $700,000, or 29.9 percent. The decrease in revenues was due to an inventory tightening by our OEM customers in two of our stronger markets, servers and telecom.

Gross profit decreased to $944,000 or 27.3 percent of revenues, for the three months ended September 30, 2012, from $1.7 million, or 37.1 percent of net revenues, for the three months ended September 30, 2011. The decrease was due to higher inventory reserves and lower absorption of manufacturing overhead.

Engineering expenses for the first quarter of fiscal 2013 were $666,000, or 19.3 percent of revenues, comparable to $648,000 or 14.0 percent of revenues, for the first quarter of fiscal 2012. Sales and marketing expenses were $531,000, or 15.4 percent of revenues, compared to $461,000 or 10.0 percent of revenues, in the corresponding period last year. The increase was due to compensation, advertising and promotional expenses. General and administrative expenses were $740,000 or 21.4 percent of revenues, compared to $592,000, or 12.8 percent of revenues, for the same period last year. The increase in G&A expenses was attributed to an increase in compensation expenses.

Cash, cash equivalents and marketable securities were $19.6 million at September 30, 2012, down $1.3 million from $20.9 million at June 30, 2012. Inventory, net of reserves, at September 30, 2012 was $4.1 million, compared to $4.5 million at June 30, 2012.

“While the lingering effects of the proxy contest impacted our fiscal first quarter performance, we encouraged by our growing bookings and long-term trends in our markets," said Larry Firestone, President and CEO. "With the recently initiated strategic plan and new management in place we have taken significant steps to restructure the company and lower our breakeven with much more to come. We are expanding Qualstar’s portfolio of products across its power conversion and storage markets and are targeting a variety of new market opportunities to drive long-term growth and profitability."

Qualstar Corporation Conference Call
Company management will hold a conference call to discuss its first quarter and fiscal year 2013 results today at 2:00 p.m. Pacific (5:00 p.m. Eastern). Investors are invited to listen to the call live via the Internet using the link under the “Investors” section at www.qualstar.com. Please go to the Website at least 15 minutes early to register, download and install any necessary audio software. A replay of the Webcast will be available after the live conference call.  Additionally, participants can dial into the live conference call by calling 877-941-8631 or 480-629-9723. An audio replay will be available through November 21, 2012, by calling 800-406-7325 or 303-590-3030 and entering access code 4572757.

About Qualstar Corporation
Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. The company’s products are known throughout the world for high quality and Simply Reliable designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Forward-Looking Statements
Statements concerning the future business, operating results and financial condition of the Company are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements.  Factors that could affect the Company’s actual results include the Company’s ability to increase sales of its products; rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; and, adverse changes in market demand for its products. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.  Further information on these and other potential factors that could affect the Company’s financial results or condition are included in Qualstar’s filings with the Securities and Exchange Commission. In particular, reference is made to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, and to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Form 10-K.

QUALSTAR CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended
	September 30,
	2012	2011

Net revenues	$3,453	$4,624

Cost of goods sold	2,509	2,910

Gross profit	944	1,714

Operating expenses:
Engineering	666	648
Sales and marketing	531	461
General and administrative	740	592
Restructuring Expense	882	-
Total operating expenses	2,819	1,701

(Loss)income from operations	(1,875)	13

Other (expense) income	(71)	44

(Loss) income before income taxes	(1,946)	57

Provision for income taxes	-	-

Net (loss) income	$(1,946)	$57

Loss per share:
Basic and Diluted	$(0.16)	$0.00

Shares used to compute earnings per share:
Basic and Diluted	12,253	12,253

QUALSTAR CORPORATION
CONDENSED BALANCE SHEETS
(in thousands)

	September 30,	June 30,
	2012	2012
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$8,241	$7,381
Marketable securities, short-term	7,709	7,135
Receivables, net of allowance for doubtful accounts of $54 as of
September 30, 2012 and $38 as of June 30, 2012	2,616	2,995
Inventories, net	4,121	4,475
Prepaid expenses and other current assets	287	151

Total current assets	22,974	22,137

Property and equipment, net	293	268
Marketable securities, long-term	3,649	6,369
Other assets	52	50

Total assets	$26,968	$28,824

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,158	$2,039
Accrued payroll and related liabilities	458	332
Other accrued liabilities	2,198	1,374

Total current liabilities	3,814	3,745

Other long-term liabilities	26	26
Commitments and contingencies
Shareholders' equity:
Common stock, no par value; 50,000 shares authorized, 12,253 shares issued and outstanding as of September 30, 2012 and June 30, 2012	18,892	18,878
Accumulated other comprehensive income	16	9
Retained earnings	4,220	6,166
Total shareholders' equity	23,128	25,053

Total liabilities and shareholders' equity	$26,968	$28,824

QUALSTAR CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2012
(in thousands, except per share amounts)
(UNAUDITED)

Non-GAAP net earnings are GAAP net earnings with the following modifications: (1) elimination of inventory reserve; (2) elimination of litigation settlement expense and (3) restructuring expenses.

	Three Months Ended September 30, 2012
	GAAP	(1) Inventory Reserve	(2) Litigation Settlement Expense	(3) Restructuring Expenses	Non-GAAP

Net revenues	$3,453	-	-	-	$3,453

Cost of goods sold	2,509	(325)	-	-	2,184

Gross profit	944	325	-	-	1,269

Operating expenses:
Engineering	666	-	-	-	666
Sales and marketing	531	-	-	-	531
General and administrative	740	-	-	-	740
Restructuring Expenses	882	-	-	(882)	-
Total operating expenses	2,819	-	-	(882)	1,937

Loss from operations	(1,875)	325	-	882	(668)

Other (expense) income	(71)	-	94	-	23

Loss before income taxes	(1,946)	325	94	882	(645)

Provision for income taxes	-	-	-	-	-

Net loss	$(1,946)	$325	$94	$882	$(645)

Loss per share*:
Basic and Diluted	$(0.16)	$0.03	$0.01	$0.07	$(0.05)

Shares used to compute loss per share:
Basic and Diluted	12,253	12,253	12,253	12,253	12,253

* Financial measures have not been provided for the three months ended September 30, 2011 as no  non-GAAP financial measures were reported.